Registration Statement No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                       Rockwell International Corporation
             (Exact name of registrant as specified in its charter)

            Delaware                                        25-1797617
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification Number)

   777 East Wisconsin Avenue,
           Suite 1400
      Milwaukee, Wisconsin                                  53202
       (Address of Principal                              (Zip Code)
        Executive Offices)

                          ----------------------------
          Rockwell International Corporation Deferred Compensation Plan
                            (Full title of the plan)
                          ----------------------------
                          WILLIAM J. CALISE, Jr., Esq.
              Senior Vice President, General Counsel and Secretary
                       Rockwell International Corporation
                      777 East Wisconsin Avenue, Suite 1400
                           Milwaukee, Wisconsin 53202
                     (Name and address of agent for service)

                                 (414) 212-5200
          (Telephone number, including area code, of agent for service)
                          ----------------------------
                                    Copy to:
                              PETER R. KOLYER, Esq.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100
                          ----------------------------
                         CALCULATION OF REGISTRATION FEE

---------------------- -------------- ----------------  --------------------- ---------------------
                           Amount      Proposed maximum  Proposed maximum         Amount of
 Title of Securities      to be         offering price     aggregate             registration
 to be registered (1)  registered       per Obligation   offering price(2)            fee
====================== =============== ================ ===================== =====================

  Deferred Compensation   $25,000,000       100%              $25,000,000              $6,600
  Obligations
====================== =============== ================ ===================== =====================

     (1) The Deferred Compensation Obligations are unsecured obligations of Rockwell to pay deferred compensation in the future in accordance with the terms of the Rockwell International Corporation Deferred Compensation Plan. See "Description of Securities" herein.
     (2) Estimated solely for the purpose of calculating the registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

         The following documents, which are on file (File No. 1-12383) with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) Annual Report on Form 10-K of Rockwell International Corporation ("Rockwell") for the year ended September 30, 1999.

         (b) Quarterly Report on Form 10-Q of Rockwell for the quarter ended December 31, 1999.

         (c) The description of Rockwell's Common Stock, par value $1 per share, and Rockwell's Preferred Share Purchase Rights, which is incorporated in Rockwell's Registration Statement on Form 8-A dated October 30, 1996 by reference to the material under the caption "Description of New Rockwell Capital Stock" on pages 105-115 of Rockwell's Proxy Statement-Prospectus dated October 29, 1996, constituting a part of Rockwell's Registration Statement on Form S-4 (Registration No. 333-14969).

         All documents subsequently filed by Rockwell pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this registration statement, except as so modified or superseded.


Item 4.  Description of Securities.

         Pursuant to the terms of the Rockwell International Corporation Deferred Compensation Plan, as amended and restated (the "Plan"), eligible executives (each a "Participant") of Rockwell (or one of its participating affiliates) may elect to defer up to 50% of their base annual salary and up to 100% of their annual incentive compensation under the Rockwell International Corporation Incentive Compensation Plan. The obligations of Rockwell to pay the amount of base annual salary and annual incentive compensation deferred pursuant to such elections are referred to herein as "Deferred Compensation Obligations". The Deferred Compensation Obligations of Rockwell will be unsecured general obligations of Rockwell to pay the deferred compensation in the future in accordance with the terms of the Plan and will rank equally with other unsecured and unsubordinated indebtedness of Rockwell from time to time outstanding.

         The amount of base salary and incentive compensation payments deferred by a Participant (the "Participant Deferral") will be credited with earnings and investment gains and losses by assuming that the Participant Deferral was invested in one or more investment alternatives (the "Measurement Funds") selected by the Participant in accordance with the terms of the Plan. Measurement Funds currently consist of mutual funds. Participant Deferrals will not, however, be invested in the Measurement Funds available under the Plan. Participant Deferrals will be denominated and paid in United States dollars.

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         A grantor trust (the "Trust") will be established pursuant to the
Rockwell International Corporation Deferred Compensation Plan Trust which is designed to secure the payment of Participant Deferrals to the extent possible under applicable tax rules. Upon a Change of Control, the Trust will become irrevocable until all benefits due to Participants or their beneficiaries have been paid in full and Rockwell will cause the Trust to be irrevocably funded with amounts sufficient to satisfy its obligations under the Plan the extent not previously funded. No Participant shall have any preferred claim to, or any beneficial ownership interest in, any assets which are subject to the Trust. All such assets are subject to the claims of Rockwell's creditors.

         Rockwell reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a Participant to the balance of his or her Participant Deferrals as of the date of such amendment or termination.

         Generally, a Participant's right or the right of any other person to receive payment of Deferred Compensation Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered.

         The Deferred Compensation Obligations are not convertible into another security of Rockwell. The Deferred Compensation Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of Rockwell.


Item 5.  Interests of Named Experts and Counsel.

         William J. Calise, Jr., Esq., who has passed upon the legality of the Defined Compensation Obligations covered by this registration statement, is Senior Vice President, General Counsel and Secretary of Rockwell.


Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law permits Delaware corporations to eliminate or limit the monetary liability of directors to a corporation or its shareholders for breach of their fiduciary duty of care, subject to certain limitations (8 Del. G.C.L. sec. 102(b)(7)) and also provides for indemnification of directors, officers, employees and agents subject to certain limitations
(8 Del. G.C.L. sec. 145).

         The last paragraph of Article Seventh of Rockwell's Restated Certificate of Incorporation, as amended, eliminates monetary liability of directors to Rockwell and its shareowners for breach of fiduciary duty as directors to the extent permitted by Delaware law.

         Section 13 of Article III of the By-Laws of Rockwell and the appendix thereto entitled Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article III, Section 13 of the By-Laws provide, in substance, for the indemnification of directors, officers, employees and agents of Rockwell to the extent permitted by Delaware law.

         Rockwell's directors and officers are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         In addition, Rockwell and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribution with respect to payments which Rockwell or such persons may be required to make in respect thereof.


Item 7.  Exemption from Registration Claimed.

         This Item is not applicable.

Item 8.  Exhibits.

         4-a      -- Restated Certificate of Incorporation of Rockwell, as
                     amended, filed as Exhibit 3-a-1 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1996, is hereby incorporated by reference.

         4-b      -- By-Laws of Rockwell filed as Exhibit 3-b-2 to Rockwell's
                     Annual Report on Form 10-K for the year ended September 30, 1998, is hereby incorporated by reference.

         4-c      -- Rights Agreement dated as of November 30, 1996 between
                     Rockwell and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4-c to Registration Statement No. 333-17031, is hereby incorporated by reference.

         4-d      -- Copy of the Rockwell International Corporation Deferred
                     Compensation Plan, amended and restated effective as of June 1, 2000.

         4-e      -- Form of Rockwell International Corporation Deferred
                     Compensation Plan Trust.

         5        -- Opinion of William J. Calise, Jr., Esq., Senior Vice
                     President, General Counsel and Secretary of Rockwell, as to the legality of the Deferred Compensation Obligations covered by this registration statement.

         23-a     -- Consent of Deloitte & Touche LLP, independent auditors, set forth on page II-6 of this registration statement.

         23-b     -- Consent of William J. Calise, Jr., Esq., Senior Vice
                     President, General Counsel and Secretary of Rockwell, contained in his opinion filed as Exhibit 5 to this registration statement.

         23-c     -- Consent of Chadbourne & Parke LLP, set forth on page II-6 of this registration statement.

         24       -- Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell.


Item 9.  Undertakings.

A.  Rockwell hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by Rockwell pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of Rockwell's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Rockwell pursuant to the foregoing provisions, or otherwise, Rockwell has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Rockwell of expenses incurred or paid by a director, officer or controlling person of Rockwell in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Rockwell will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 14th day of April, 2000.

                                 ROCKWELL INTERNATIONAL CORPORATION

                                 By /s/ William J. Calise, Jr.
                                    ----------------------------------------
                                 (William J. Calise, Jr., Senior Vice President,
                                           General Counsel and Secretary)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 14th day of April, 2000 by the following persons in the capacities indicated:

                    Signature                             Title

           DON H. DAVIS, JR.*                     Chairman of the Board and
                                                   Chief Executive Officer
                                                  (principal executive officer)

           BETTY C. ALEWINE*                      Director

           GEORGE L. ARGYROS*                     Director

           DONALD R. BEALL*                       Director

           WILLIAM H. GRAY, III*                  Director

           WILLIAM T. MCCORMICK, JR.*             Director

           JOHN D. NICHOLS*                       Director

           BRUCE M. ROCKWELL*                     Director

           ROBERT B. SHAPIRO*                     Director

           JOSEPH F. TOOT, JR.*                   Director

           W. MICHAEL BARNES*                     Senior Vice President,
                                                   Finance & Planning and
                                                   Chief Financial Officer
                                                  (principal financial officer)

           WILLIAM E. SANDERS*                    Vice President and Controller
                                                  (principal accounting officer)




*  By /s/ William J. Calise, Jr.
      --------------------------------------------------
         (William J. Calise, Jr., Attorney-in-fact)**

** By authority of the power of attorney filed herewith.

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                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Rockwell International Corporation on Form S-8 of our report dated November 3, 1999, appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
April 12th, 2000

                                 --------------

                               CONSENT OF COUNSEL


         We hereby consent to the reference to this firm and to the inclusion of the summary of our opinion under the caption "Tax Consequences" in the Prospectus related to this Registration Statement on Form S-8 filed by Rockwell International Corporation in respect of the Rockwell International Corporation Deferred Compensation Plan.


                                                          CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York 10112
April 14th, 2000

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                                  EXHIBIT INDEX


Exhibit                                                                   Page
Number
4-a Restated Certificate of Incorporation of Rockwell, as amended, filed as Exhibit 3-a-1 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1996, is hereby incorporated by reference.

4-b By-Laws of Rockwell filed as Exhibit 3-b-2 to Rockwell's Annual Report on Form 10-K for the year ended September 30, 1998, is hereby incorporated by reference.

4-c Rights Agreement dated as of November 30, 1996 between Rockwell and ChaseMellon Shareholder Services, L.L.C., as rights agent, filed as Exhibit 4-c to Registration Statement No. 333-17031, is hereby incorporated by reference.

4-d      Copy of the Rockwell International Corporation Deferred
         Compensation Plan, amended and restated as of June 1, 2000.

4-e      Form of Rockwell International Corporation Deferred Compensation
         Plan Trust.

5 Opinion of William J. Calise, Jr., Esq., Senior Vice President, General Counsel and Secretary of Rockwell, as to the legality of the Deferred Compensation Obligations covered by this registration statement.

23-a Consent of Deloitte & Touche LLP, independent auditors, set forth on page II-6 of this registration statement.

23-b Consent of William J. Calise, Jr., Esq., Senior Vice President, General Counsel and Secretary of Rockwell, contained in his opinion filed as Exhibit 5 to this registration statement.

23-c Consent of Chadbourne & Parke LLP, set forth on page II-6 of this registration statement.

24 Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Rockwell.


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